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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-26003) of Genzyme Corporation of our reports dated February 27, 1998 on our audits of the consolidated financial statements and financial statement schedule of Genzyme Corporation, the combined financial statements and financial statement schedule of Genzyme General Division, the combined financial statements and financial statement schedule of Genzyme Tissue Repair Division and the combined financial statements of Genzyme Molecular Oncology Division as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, which reports are included in Genzyme Corporation's 1997 Annual Report on Form 10-K, as amended on Form 10-K/A filed on April 27, 1998.

     We also consent to the inclusion in this Registration Statement on Form S-3 (File No. 333-26003) of Genzyme Corporation of our report dated February 27, 1998 on our audit of the combined financial statements of Genzyme Molecular Oncology as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997.

     We also consent to the reference to our firm in the Registration Statement under the captions "Experts" and "Selected Financial Data."

                                          /s/ Coopers & Lybrand L.L.P.
                                          Coopers & Lybrand L.L.P.

Boston, Massachusetts
April 28, 1998